As Filed with the United States Securities and Exchange Commission on July 26, 2007.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
July 26, 2007
Date of Report (Date of Earliest Event Reported)
MID-AMERICA BANCSHARES, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	000-55212	16-1754596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2019 Richard Jones Road, Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)
(615) 646-4556
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operation and Financial Condition.
Mid-America Bancshares, Inc. (the “Company”) expects to issue a press release announcing certain second quarter financial results on an unaudited basis. The press release is dated July 26, 2007, and a copy of the press release is being furnished as Exhibit 99.1 to this Current Report. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (“Exchange Act”) except to the extent required by law.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
Registrant intends to issue a press release announcing second quarter 2007 earnings (unaudited). A copy of the press release is included in this Current Report as Exhibit 99.1. In addition, the registrant intends to post on its website, www.mid-americabancsharesinc.com, certain information about reported trades in its common stock. The registrant’s common stock is not listed or traded on any established securities exchange or in any established market (Exhibit 99.2).
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The exhibits to this Current Report are being furnished pursuant to Item 7.01. The exhibits are not to be considered “filed” under the Exchange Act and they shall not be incorporated by reference into any of Registrant’s previous or future filings under the Securities Act of 1933, as amended, or under the Exchange Act. The exhibits to this Report are:

Exhibit Number	Description of Exhibit
99.1	Press Release dated July 26, 2007.

99.2	Letter containing information about reported trades in the registrant’s common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA BANCSHARES, INC.
July 26, 2007	By:	/s/ Gary L. Scott
Gary L. Scott, Chairman